Exhibit 23.1

Consent of Albert Wong & Co., Independent Registered Public Accounting Firm

The Board of Directors

Kandi Technologies, Corp.:

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-156582) and Forms S-3s (as amended) (File No. 333-163222; File No. 333-165055) of Kandi Technologies, Corp. of our reports dated March 30, 2012 with respect to the consolidated financial statements of Kandi Technologies, Corp., included in this Annual Report on Form 10-K for the year ended December 31, 2011.

/s/ Albert Wong & Co.

Hong Kong SAR

March 30, 2012